REDEMPTION AGREEMENT

THIS REDEMPTION AGREEMENT (the "Agreement") is entered into effective as of the ____ day of September, 2006 (the "Closing Date"), by and between B2 HEALTH, INC., a Delaware corporation, ("B2"),  and TRIUMPH CAPITAL, INC., a Colorado corporation,("Triumph").

RECITALS

A.

Triumph is the record and beneficial owner of an aggregate of 62,500 shares of B2 Common Stock (the "B2 Shares" or the "B2 Common Stock").

B.

B2 desires to purchase and redeem and Triumph is willing to sell the B2 Shares in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinbelow set forth, the parties agree as follows:

1.

Purchase and Redemption of  B2 Shares.  Subject to the terms and conditions hereinafter set forth, on the Closing Date (as hereinafter defined) Triumph shall sell, assign, transfer and deliver to B2, and B2 shall purchase and redeem from Triumph, an aggregate of 62,500 of the B2 Shares, against delivery of the Purchase Price as hereinbelow set forth.  Triumph shall deliver to B2 on the Closing Date the certificate evidencing the B2 Shares, which Certificate shall be duly endorsed in blank or accompanied by an irrevocable assignment duly executed in blank, in each case in proper form for transfer.

2.

Purchase Price.  The purchase price for the B2 Shares shall be the aggregate amount of $25,000 (the "Purchase Price").  The Purchase Price shall be payable in cash or certified funds on the Closing Date.

3.

Representations and Warranties of Triumph.  Triumph hereby represents and warrants to B2 as follows:

(a)

Triumph warrants and represents that it is entering into this transaction with B2 freely and voluntarily and in agreeing to sell the B2 Shares is not relying upon any statement by B2, or its officers or directors, about B2 or its capital stock or the value thereof; nor is Triumph relying upon B2, or its officers or directors, as a source of information pertaining to B2 or its stock or the value thereof.  Triumph represents that it has had the opportunity to review materials pertaining to the financial condition of B2 and has been given access to full and complete information regarding B2 and has utilized such access to its satisfaction for the purpose of obtaining such information regarding B2 as Triumph has reasonably requested; and, particularly, Triumph has been given reasonable opportunity to ask questions of and receive answers from representatives of B2 concerning B2's financial condition and results of operations.  The principals of Triumph have such knowledge and experience in financial and business matters that Triumph is able to make an informed investment decision with respect to the sale of the B2 Shares.  Triumph acknowledges that there exists no public trading market for the B2 Shares and that the Purchase Price for the B2 Shares was derived as a result of arm's length negotiations entered into without duress or undue influence.

(b)

The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby by Triumph do not conflict with or result in a breach or violation of, or default under (or an event that, with notice or lapse of time, or both, would constitute a default), any of the terms, provisions or conditions of the Articles of Incorporation or By-Laws of the Company, or any material agreement or instrument to which Triumph is a party or by which Triumph is bound.

(c)

This Agreement has been duly authorized by all necessary corporate action on behalf of Triumph and has been duly executed and delivered by authorized officers of Triumph and is a valid and binding agreement on the part of the Triumph that is enforceable against the Triumph in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

(d)

Triumph owns the  B2 Shares, both beneficially and of record, subject to no liens, encumbrances or rights of others, and has the right to transfer to B2 the entire right, title and interest in and to the B2 Shares.

4.

Payment of Expenses.  Each party will be liable for its own costs and expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement, including without limitation, any legal, accounting, and other professional fees and expenses.

5.

Attorney's Fees for Claims.  In the event that a claim is brought by one party hereto against the other party hereto for breach of any provision hereof or otherwise arising out of the transaction to which this Agreement relates, the prevailing party shall be entitled to payment or reimbursement of the expenses incurred by it in connection with the litigation or the portion thereof as to which it prevails, including but not limited to, attorneys' fees and costs.

6.

Waiver.  Any of the terms or conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefits thereof without affecting any other terms or conditions of this Agreement.  The waiver by any party hereto of any condition or breach of any provision of this Agreement shall not operate as a waiver of any other condition or other or subsequent breach.

7.

Amendment.  This Agreement may be amended or modified only by a written instrument executed by the parties hereto.

8.

Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings, oral or written, relating to the subject matter hereof.  No representation, promise, inducement or statement of intention has been made by either party which is not embodied in this Agreement and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

9.

Survival of Representations, Warranties and Agreements.  All representations and warranties contained in this Agreement shall survive the consummation of the transaction contemplated hereby for a period of two years immediately following the Closing Date.  All agreements and covenants contained in this Agreement not fully performed as of the Closing Date shall survive the Closing Date and continue thereafter until fully performed or until the time for further performance has expired.

10.

Severability.  In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

11.

Third Party Beneficiaries.  Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

12.

Fax/Counterparts.  This Agreement may be executed by telex, telecopy or other facsimile transmission, and may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one agreement.

13.

Litigation.  Any litigation commenced which is based in whole or in part upon claims under or in connection with this Agreement or the transaction contemplated hereby shall be brought in a court of competent jurisdiction (state or federal) in the United States of America.

14.

General.  This Agreement  shall be construed and enforced in accordance with the laws of the State of Colorado, may not be transferred or assigned by any party hereto, other than by operation of law, and shall inure to the benefit of and be binding upon B2 and Triumph and their respective successors and assigns; and may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the  meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year first above written.

B2 HEALTH, INC.,

a Delaware corporation

By:/s/ John Quam

      John Quam, President

TRIUMPH CAPITAL, INC., a Colorado corporation

By: /s/ Stephen G. Calandrella

       Stephen G. Calandrella, President

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